Exhibit 99.2

HERITAGE COMMERCE CORP

CERTIFICATE OF SECRETARY

The undersigned, Janet Walworth, hereby certifies that she is the Corporate Secretary of Heritage Commerce Corp, a California corporation (the “Corporation”), and further certifies, on behalf of the Corporation (and not in her individual capacity), that attached hereto as Exhibit A is true and correct copy of the resolutions which were duly adopted by the Board of Directors of the Corporation at a meeting held on December 17, 2009.  The resolutions have not been modified or rescinded as of the date hereof, and are in full force and effect on the date hereof.

IN WITNESS WHEREOF, I hereby set my hand this 17th day of December, 2009.

/s/ Janet Walworth
Janet Walworth, Secretary

EXHIBIT A

AMENDMENT TO SECTION 12.9 OF THE HERITAGE COMMERCE CORP BYLAWS

Section 12.9 of the Heritage Commerce Corp Bylaws is hereby amended to read in its entirety as follows:

(a)           The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was an agent of the corporation, to the fullest extent permitted by Section 317 of the California General Corporation Law, as amended from time to time. The term “agent” in the foregoing sentence means any person who is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.  The term “proceeding”  in the foregoing sentence shall have the meaning given to the term in Section 317 of the California General Corporation Law, as amended from time to time.